Calpian, Inc. Schedules Third Quarter Fiscal Year 2015 Earnings Conference Call

DALLAS – February 25, 2015 – Calpian, Inc. (OTCQB: CLPI), a global mobile payments technology and processing company, will provide an operational update and financial results of the company’s third quarter fiscal year 2015 during a conference call and webcast Thursday,  February 26, 2015 at 9 a.m. CST (10 a.m. EST).

Participants can join the call and webcast by dialing 1-719-955-1371 (guest code 284465) and access the presentation via the following link: https://calpian.globalmeet.com/EarningsCallMgmt . An archived version of the webcast will remain on the Calpian, Inc. website’s “Investors Relations” page at www.calpian.com following the live webcast.

About Calpian, Inc.

Calpian, Inc. (CLPI) is a global mobile payments technology and processing company offering mobile payment services through Indian subsidiary Money-On-Mobile and domestic transaction services through Calpian Commerce.  Money-On-Mobile is a mobile payments service provider that enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Calpian Commerce provides the U.S. merchant community with an integrated suite of payment processing services and related software products. For more information, visit www.calpian.com.

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Note to Investors:
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 11, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.